SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 7, 2004

KRISPY KREME DOUGHNUTS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-16485	56-2169715

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

370 Knollwood Street
Winston-Salem, North Carolina	27103

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (336) 725-2981

Item 12. Results of Operations and Financial Condition.

     On May 7, 2004, Krispy Kreme Doughnuts, Inc. (the “Company”) issued a press release announcing an update to its business outlook including revisions to its fiscal 2005 guidance. In addition, the Company announced certain actions taken in the first quarter, including the plan to divest the Montana Mills concept and close six underperforming factory stores.

     A copy of the press release is attached as Exhibit 99.1 to this Current Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Dated: May 7, 2004	By:	/s/ Michael C. Phalen

Name: Michael C. Phalen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 7, 2004